                         PRO FORMA FINANCIAL INFORMATION OF
                    APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                              (COMPLETED TRANSACTIONS)

INTRODUCTION

          In May and September of 1997, Apartment Investment and Management Company, a Maryland Corporation ("AIMCO"), directly or indirectly through a subsidiary, acquired (the "NHP Stock Purchase") an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP Incorporated ("NHP"). On December 8, 1997, AIMCO acquired the remaining shares of NHP Common Stock in a merger transaction accounted for as a purchase (the "Merger"). Pursuant to the Merger, each outstanding share of NHP Common Stock was converted into either (i) 0.74766 shares of AIMCO Class A Common Stock ("AIMCO Common Stock") or (ii) at the shareholder's option, 0.37383 shares of AIMCO Common Stock and $10.00 in cash. As a result of the Merger, AIMCO issued 6,759,148 shares of AIMCO Common Stock, valued at $180.8 million, and paid $86.5 million in cash. The total cost of the purchase of NHP was $349.5 million.

          In June 1997, AIMCO purchased a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"). AIMCO paid aggregate consideration of $54.8 million in cash and warrants to purchase 399,999 shares of AIMCO Common Stock at an exercise price of $36.00 per share. AIMCO engaged in a reorganization (the "NHP Real Estate Reorganization") of its interests in the NHP Real Estate Companies, which will result in certain of the assets of the NHP Real Estate Companies being owned by a limited partnership (the "Unconsolidated Partnership") in which AIMCO Properties, L.P. (the "AIMCO Operating Partnership") will hold a 99% limited partner interest and certain directors and officers of AIMCO will, directly or indirectly, hold a 1% general partner interest.

          Immediately following the Merger, in order to satisfy certain requirements of the Internal Revenue Code (the "Code") applicable to AIMCO's status as a REIT, AIMCO engaged in a reorganization (the "NHP Reorganization") of the assets and operations of NHP that resulted in the Master Property Management Agreement being terminated and NHP's operations being conducted through corporations (the "Unconsolidated Subsidiaries") in which the AIMCO Operating Partnership holds non-voting preferred stock that represents a 95% economic interest, and certain officers and/or directors of AIMCO hold, directly or indirectly, all of the voting common stock, representing a 5% economic interest. As a result of the controlling ownership interest in the Unconsolidated Subsidiaries held by others, AIMCO accounts for its interest in the Unconsolidated Subsidiaries on the equity method.

          Also during 1997, AIMCO (i) acquired (a) 45 properties for aggregate purchase consideration of $467.3 million, of which $55.9 million was paid in the form of 1.9 million limited partnership units ("OP Units") in the AIMCO Operating Partnership (b) paid $34.2 million in cash and issued OP Units valued at $7.3 million in connection with the acquisition of partnership interests through tender offers in certain partnerships ((a) and (b) together are the "1997 Property Acquisitions") and (c) paid $19.9 million to acquire 886,600 shares of common stock of Ambassador Apartments, Inc. (collectively, the "1997 Acquisitions"); (ii) sold (a) approximately 16,367,000 shares of AIMCO Common Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of Class B Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million (collectively, the "1997 Stock Offerings"); and (iii) sold five real estate properties (the "1997 Dispositions").

          In February 1998, AIMCO sold 4,200,000 shares of Class D 8.75% Cumulative Preferred Stock for net proceeds of $101.5 million (the "1998 Stock Offering").

              PRO FORMA FINANCIAL INFORMATION (COMPLETED TRANSACTIONS)


          The following Pro Forma Consolidated Balance Sheet (Completed Transactions) of AIMCO as of December 31, 1997 has been prepared as if the 1998 Stock Offering had occurred as of December 31, 1997.

          The following Pro Forma Consolidated Statement of Operations (Completed Transactions) of AIMCO for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the 1997 Acquisitions; (ii) the 1997 Stock Offerings;
(iii) the 1997 Dispositions; (iv) the NHP Real Estate Acquisition; (v) the NHP Real Estate Reorganization; (vi) the NHP Stock Purchase; (vii) the Merger; (viii) the NHP Reorganization; and (ix) the 1998 Stock Offering.

          The following Pro Forma Financial Information (Completed Transactions) is based, in part, on the following historical financial statements, which have been previously filed by AIMCO: (i) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1997; (ii) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (iii) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (iv) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (v) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (vi) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (vii) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (viii) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997; (ix) the unaudited Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the six months ended June 30, 1997; (x) the unaudited Statement of Revenues and Certain Expenses of First Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xi) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xii) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership for the nine months ended September 30, 1997; and (xiii) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997. The following Pro Forma Financial Information (Completed Transactions) should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

          The unaudited Pro Forma Financial Information (Completed Transactions) has been prepared using the purchase method of accounting whereby the assets and liabilities of NHP, the NHP Real Estate Companies and the 1997 Acquisitions are adjusted to estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Completed Transactions) may differ from the amounts ultimately determined.

          The following unaudited Pro Forma Financial Information (Completed Transactions) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                              APARTMENT INVESTMENT AND MANAGEMENT COMPANY
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (COMPLETED TRANSACTIONS)
                                        As of December 31, 1997
                                   (In thousands, except share data)


                                                                                           COMPLETED
                                                                                          TRANSACTIONS
                                                                         COMPLETED             PRO
                                                  HISTORICAL (A)      TRANSACTIONS (B)       FORMA
                                                  --------------      ----------------    --------------
ASSETS
Real estate                                           $1,503,922             $      -         $1,503,922
Property held for sale                                     6,284                    -              6,284
Investments in securities                                 22,144                    -             22,144
Investments in and notes receivable from
  unconsolidated subsidiaries                             84,459                    -             84,459(C)
Investments in and notes receivable from
  unconsolidated real estate partnerships                212,150                    -            212,150
Cash and cash equivalents                                 37,088               48,393             85,481
Restricted cash                                           24,229                    -             24,229
Accounts receivable                                       28,656                    -             28,656
Deferred financing costs                                  12,793                    -             12,793
Goodwill                                                 125,239                    -            125,239
Other assets                                              43,546                    -             43,546
                                                  ---------------     ----------------    ---------------
                                                      $2,100,510             $ 48,393         $2,148,903
                                                  ---------------     ----------------    ---------------
                                                  ---------------     ----------------    ---------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Secured notes payable                                  $ 681,421             $      -          $ 681,421
Secured tax-exempt bond financing                         74,010                    -             74,010
Secured short term financing                              53,099              (53,099)                 -
Unsecured short-term financing                                 -                    -                  -
Acconnts payable, accrued and other
  liabilities                                             88,170                    -             88,170
Security deposits and deferred income                     10,213                    -             10,213
                                                  ---------------     ----------------    ---------------
                                                         906,913              (53,099)           853,814

Minority interest in other partnerships                   36,335                    -             36,335
Minority interest in Operating Partnership               111,962                    -            111,962

Class A common stock, $.01 par value                         403                    -                403
Class B common stock, $.01 par value                           2                    -                  2
Non-voting preferred stock, $.01 par value                     -                    -                  -
Class B Cumulative Convertible Preferred
  Stock, $.01 par value                                   75,000                    -             75,000
Class C Cumulative Preferred Stock
  $.01 par value                                          60,000                    -             60,000
Class D Cumulative Preferred Stock                                            105,000            105,000
  $.01 par value
Additional paid in capital                               977,601               (3,508)           974,093
Notes receivable on common stock
  purchases                                              (35,095)                   -            (35,095)
Distributions in excess of earnings                      (30,928)                   -            (30,928)
Unrealized gain on investments                            (1,683)                   -             (1,683)
                                                  ---------------     ----------------    ---------------
                                                       1,045,300              101,492          1,146,792
                                                  ---------------     ----------------    ---------------
                                                      $2,100,510             $ 48,393         $2,148,903
                                                  ---------------     ----------------    ---------------
                                                  ---------------     ----------------    ---------------

(A) Represents the audited historical consolidated financial position of AIMCO as of December 31, 1997, as reported in AIMCO's Annual Report on Form 10-K.

(B)  Represents adjustments to reflect the 1998 Stock Offering.

(C) Amount represents notes receivable from the Unconsolidated Subsidiaries of $50,000 and equity in the Unconsolidated Subsidiaries of $34,459. The combined historical balance sheet of the Unconsolidated Subsidiaries as of December 31, 1997 is presented below. There were no pro forma adjustments to the balance sheet as of December 31, 1997.

                                      HISTORICAL
                                     -------------
ASSETS
Real estate                             $  23,317
Cash and cash equivalents                   5,261
Restricted cash                             1,896
Management contracts                       51,441
Accounts receivable                         5,627
Deferred financing costs                      477
Goodwill                                   43,523
Other assets                               13,313
                                     -------------

                                        $ 144,855
                                     -------------
                                     -------------
LIABILITIES AND SHAREHOLDERS' EQUITY
Secured notes payable                    $ 25,301
Secured short-term financing               50,000
Accounts payable, accrued and other
  liabilities                              20,978
Security deposits and prepaid rents         3,013
Deferred tax liability                      9,178
                                     -------------

                                          108,470

Common stock                                2,071
Preferred stock                            34,459
Retained earnings                             (26)
Notes receivable on common stock
  purchases                                  (119)
                                     -------------

                                           36,385
                                     -------------

                                        $ 144,855
                                     -------------
                                     -------------

                      APARTMENT INVESTMENT AND MANAGEMENT COMPANY
               PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                               (COMPLETED TRANSACTIONS)
                         For the Year Ended December 31, 1997
                         (In thousands, except per share data)

                                                                                NHP       NHP PUBLIC
                                                           COMPLETED        REAL ESTATE     COMPANY
                                          HISTORICAL (A)  TRANSACTIONS (B)  PURCHASE (C)  HISTORICAL (D)
                                          --------------  ----------------  ------------  --------------
Rental and other property revenues            $ 193,006     $ 84,508 (G)    $ 6,660 (K)     $ 16,842
Property operating expenses                     (76,168)     (42,165)(G)     (2,941)(K)       (8,411)
Owned property management expense                (6,620)      (3,100)(G)       (282)(K)         (862)
                                              ---------     --------        -------         --------

Income from property operations before
 depreciation                                   110,218       39,243          3,437            7,569

Depreciation                                    (37,741)     (16,387)(G)     (1,414)(L)       (2,527)
                                              ---------     --------        -------         --------

Income from property operations                  72,477       22,856          2,023            5,042
                                              ---------     --------        -------         --------

Management fees and other income                 13,937            -          1,405 (M)       72,176
Management and other expenses                    (9,910)           -         (2,263)(N)      (35,267)
Corporate overhead allocation                      (588)           -              -                -
Depreciation and amortization                    (1,401)           -              -           (9,111)
                                              ---------     --------        -------         --------

Income from service company business              2,038            -           (858)          27,798

Minority interest in service company
 business                                           (10)           -              -                -
                                              ---------     --------        -------         --------

Company's share of income from service
  company business                                2,028            -           (858)          27,798
                                              ---------     --------        -------         --------

General and administrative expenses              (5,396)           -              -          (16,266)
Interest expense                                (51,385)      (4,237)(H)     (5,082)(O)      (10,685)
Interest income                                   8,676            -            540 (K)        1,963
Minority interest in other partnerships           1,008          779 (I)         16 (K)            -
Equity in losses of unconsolidated
  partnerships                                   (1,798)        (122)(J)     (3,905)(P)            -
Equity in earnings of unconsolidated
  subsidiaries                                    4,636            -              -                -
                                              ---------     --------        -------         --------

Income from operations                           30,246       19,276         (7,266)           7,852

Income tax provision                                  -            -              -           (3,502)
Gain on dispositions of property                  2,720       (2,720)             -                -
                                              ---------     --------        -------         --------

Income before extraordinary item and
  minority interest in
  Operating Partnership                          32,966       16,556         (7,266)           4,350

Extraordinary item - early extinguishment
  of debt                                          (269)         269              -                -
                                              ---------     --------        -------         --------

Income before minority interest in
  Operating Partnership                          32,697       16,825         (7,266)           4,350

Minority interest in Operating Partnership       (4,064)         184 (CC)    (1,660)(CC)           -
                                              ---------     --------        -------         --------

Net Income                                       28,633       17,009         (8,926)           4,350
Income attributable to preferred shareholders     2,315       17,617              -                -
                                              ---------     --------        -------         --------
                                              ---------     --------        -------         --------
Income attributable to common shareholders     $ 26,318       $ (608)       $(8,926)         $ 4,350
                                              ---------     --------        -------         --------
                                              ---------     --------        -------         --------

Basic earnings per common share                  $ 1.09
                                              ---------
                                              ---------
Diluted earnings per common share                $ 1.08
                                              ---------
                                              ---------

Weighted average number of common shares
 outstanding                                     24,055
                                              ---------
                                              ---------
Weighted average number of common shares
and commmon share equivalents outstanding        24,436
                                              ---------
                                              ---------

                                                                                  COMPLETED
                                              NHP PUBLIC                         TRANSACTIONS
                                              PURCHASE              NHP             PRO
                                            ADJUSTMENTS (E)  REORGANIZATION (F)     FORMA
                                            ---------------  ------------------  ----------
Rental and other property revenues               $     -        $(16,842)(W)     $ 284,174
Property operating expenses                            -           8,411 (W)      (121,274)
Owned property management expense                      -             862 (W)       (10,002)
                                                 -------        --------         ---------

Income from property operations before
 depreciation                                          -          (7,569)          152,898

Depreciation                                        (693)(Q)       3,220 (W)       (55,542)
                                                 -------        --------         ---------

Income from property operations                     (693)         (4,349)           97,356
                                                 -------        --------         ---------

Management fees and other income                       -         (65,768)(X)        21,750
Management and other expenses                          -          32,136 (X)       (15,304)
Corporate overhead allocation                          -               -              (588)
Amortization                                      (4,432)(R)       7,743 (Y)        (7,201)
                                                 -------        --------         ---------

Income from service company business              (4,432)        (25,889)           (1,343)

Minority interest in service company
 business                                              -               -               (10)
                                                 -------        --------         ---------

Company's share of income from service
  company business                                (4,432)        (25,889)           (1,353)
                                                 -------        --------         ---------

General and administrative expenses                8,668 (S)       6,573 (Y)        (6,421)
Interest expense                                       -          10,305 (Z)       (61,084)(DD)
Interest income                                        -            (603)(AA)       10,576
Minority interest in other partnerships                -               -             1,803
Equity in losses of unconsolidated
  partnerships                                    (4,631)(T)          (6)          (10,462)
Equity in earnings of unconsolidated
  subsidiaries                                    (4,636)(U)      10,426 (BB)       10,426 (FF)
                                                 -------        --------         ---------

Income from operations                            (5,724)         (3,543)           40,841

Income tax provision                               3,502 (V)
Gain on dispositions of property                                       -                 -
                                                 -------        --------         ---------

Income before extraordinary item and
  minority interest in
  Operating Partnership                           (2,222)         (3,543)           40,841

Extraordinary item - early extinguishment
  of debt                                                              -                 -
                                                 -------        --------         ---------

Income before minority interest in
  Operating Partnership                           (2,222)         (3,543)           40,841

Minority interest in Operating Partnership                         3,088 (CC)       (2,452)
                                                 -------        --------         ---------

Net Income                                       $(2,222)       $   (455)        $  38,389 (DD)
                                                 -------        --------         ---------
                                                 -------        --------         ---------
Income attributable to preferred shareholders    $     -        $      -         $  19,932 (EE)
                                                 -------        --------         ---------
Income attributable to common shareholders       $(2,222)       $   (455)        $ 18,457  (DD)
                                                 -------        --------         ---------
                                                 -------        --------         ---------

Basic earnings per common share                                                  $   0.46 (DD)
                                                                                 ---------
                                                                                 ---------
Diluted earnings per common share                                                $   0.46 (DD)
                                                                                 ---------
                                                                                 ---------

Weighted average number of common shares outstanding                                40,106
                                                                                 ---------
                                                                                 ---------
Weighted average number of common shares and  common share
 equivalents outstanding                                                            40,487
                                                                                 ---------
                                                                                 ---------

(A) Represents AIMCO's audited consolidated results of operations for the year ended December 31, 1997.

(B)    Represents adjustments to reflect the following as if they had
       occurred on   January 1, 1997: (i) the 1997 Acquisitions; (ii) the
       1997 Stock Offerings; (iii) the 1997 Dispositions; and (iv) the 1998 Stock Offering.

(C) Represents the adjustment to record activity from January 1, 1997 to the date of acquisition, as if the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997. The historical financial statements of the NHP Real Estate Companies consolidate certain real estate partnerships in which they have an interest that will be presented on the equity method by AIMCO as a result of the NHP Real Estate Reorganization. In addition, represents adjustments to record additional depreciation and amortization related to the increased basis in the assets of the NHP Real Estate Companies as a result of the allocation of the purchase price of the NHP Real Estate Companies and additional interest expense incurred in connection with borrowings incurred by AIMCO to consummate the NHP Real Estate Acquisition.

(D) Represents the unaudited consolidated results of operations of NHP for the period from January 1, 1997 through December 8, 1997 (date of Merger).

(E)    Represents the following adjustments occurring as a result of the
       Merger: (i) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (ii) the incremental depreciation of the purchase price adjustment related to real estate; (iii) the incremental amortization of the purchase price adjustment related to the management contracts, furniture, fixtures and equipment, and goodwill; (iv) the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP; and (v) the amortization of the increased basis in investments in real estate partnerships based on the purchase price adjustment related to the real estate and an estimated average life of 20 years.

(F) Represents adjustments related to the NHP Reorganization, whereby AIMCO will contribute or sell to the Unconsolidated Subsidiaries and the Unconsolidated Partnership: (i) certain assets and liabilities of NHP, primarily related to the management operations and other businesses owned by NHP and (ii) 12 real estate properties containing 2,905 apartment units. The adjustments represent (i) the related revenues and expenses primarily related to the management operations and other businesses owned by NHP and (ii) the historical results of operations of such real estate properties and interests in such real estate partnerships contributed, with additional depreciation and amortization recorded related to AIMCO's new basis resulting from the allocation of the combined purchase price of NHP and the NHP Real Estate Companies.

(G) Represents adjustments to reflect the 1997 Property Acquisitions, less the 1997 Dispositions as if they had occurred on January 1, 1997. These pro forma operating results are based on historical results of the properties, except for depreciation, which is based on AIMCO's investment in the properties.

       These adjustments are as follows:

                                             1997 Property
                                             Acquisitions     1997 Dispositions
                                             -------------    -----------------
          Rental and other property
            revenues                           $ 88,589           $(4,081)
          Property operating expense            (44,109)            1,944
          Owned property management expense      (3,233)              133
          Depreciation                          (16,839)              452

(H)    Represents adjustments to interest expense for the following:

       Borrowings on AIMCO's Credit Facility and other loans and
             mortgages assumed in connection with the 1997 Property
             Acquisitions                                                  $(29,427)
       Repayments on AIMCO's Credit Facility and other indebtedness with proceeds from the 1997 Dispositions, the 1997 Stock
             Offerings, and the 1998 Stock Offering                          23,301
       Repayments on AIMCO's Credit Facility with proceeds from a dividend received from one of the Unconsolidated
             Subsidiaries                                                     1,889
                                                                           --------
                                                                            $(4,237)
                                                                           --------
                                                                           --------

(I) Represents income related to limited partners in consolidated partnerships acquired in connection with the 1997 Property
       Acquisitions.

(J) Represents the reduction of AIMCO's earnings in unconsolidated partnerships as a result of the consolidation of additional partnerships resulting from additional ownership acquired through tender offers.

(K) Represents adjustments to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997.

(L) Represents incremental depreciation related to the consolidated real estate assets purchased from the NHP Real Estate Companies. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(M) Represents the adjustment to record the revenues from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997.

(N) Represents $4,878 related to the adjustment to record the expenses from ancillary businesses purchased from the NHP Real Estate Companies as if the acquisition had occurred on January 1, 1997, less $2,615 related to a reduction in personnel costs pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the acquisition of the NHP Real Estate Companies had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and the date of completion.

(O) Represents adjustments in the amount of $3,391 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as the increase in interest expense in the amount of $1,691 related to borrowings on AIMCO's Credit Facility of $55,807 to finance the NHP Real Estate Acquisition.

(P) Represents adjustments in the amount of $2,432 to reflect the acquisition of the NHP Real Estate Companies and the corresponding historical results of operations as if they had occurred on January 1, 1997, as well as amortization of $1,473 related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of the NHP Real Estate Companies, based on an estimated average life of 20 years.

(Q) Represents incremental depreciation related to the real estate assets purchased from NHP. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(R) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management and other business operated by the Unconsolidated Subsidiaries, based on AIMCO's new basis as adjusted by the allocation of the combined purchase price of NHP including amortization of management contracts of $3,782, depreciation of furniture, fixtures and equipment of $2,018 and amortization of goodwill of $7,743, less NHP's historical depreciation and amortization of $9,111.
       Management contracts are amortized using the straight-line method over the weighted average life of the contracts estimated to be approximately 15 years. Furniture, fixtures and equipment are depreciated using the straight-line method over the estimated life of 3 years. Goodwill is amortized using the straight-line method over 20 years.

(S) Represents a reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan, approved by AIMCO senior management, specifically identifying all significant actions to be taken to complete the restructuring plan, assuming that the Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997.

(T) Represents adjustment for amortization of the increased basis in investments in real estate partnerships, as a result of the allocation of the combined purchase price of NHP and the NHP Real Estate Companies, based on an estimated average life of 20 years.

(U) Represents the reversal of equity in earnings in NHP during the pre-merger period when AIMCO held a 47.62% interest in NHP, as a result of AIMCO's acquisition of 100% of the NHP Common Stock.

(V) Represents the reversal of NHP's income tax provision due to the restructuring of the management business to the Unconsolidated Subsidiaries.

(W) Represents the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership pursuant to the NHP Reorganization.

(X) Represents the historical income and expenses associated with certain assets and liabilities of NHP that were contributed or sold to the Unconsolidated

       Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(Y) Represents the stepped-up amortization and depreciation of certain management contracts and other assets of NHP that will be contributed or sold to the Unconsolidated Subsidiaries, primarily related to the management operations and other businesses owned by NHP.

(Z) Represents interest expense of $6,020 related to the contribution of NHP's 12 real estate properties containing 2,905 apartment units to the Unconsolidated Partnership and interest expense of $4,285 related to the certain assets and liabilities that will be contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

(AA) Represents the interest income of $5,000 earned on notes payable of $50,000 to AIMCO issued as consideration for certain assets and liabilities sold to the Unconsolidated Subsidiaries by AIMCO, net of the elimination of AIMCO's share of the related interest expense of $4,750 reflected in the equity in earnings of the Unconsolidated Subsidiaries operating results, offset by $853 in interest income primarily related to the management operations and other businesses owned by NHP contributed or sold to the Unconsolidated Subsidiaries pursuant to the NHP Reorganization.

(BB)   Represents AIMCO's equity in earnings of the Unconsolidated
       Subsidiaries.

(CC) Represents adjustments to minority interest in the Operating Partnership assuming the 1997 Property Acquisitions, the 1997 Stock Offerings, the 1997 Dispositions, the NHP Real Estate Acquisition, the NHP Stock Purchase, the Merger, and the 1998 Stock Offering had all occurred as of January 1, 1997. On a pro forma basis, without giving effect to the NHP Merger or the NHP Reorganization, as of December 31, 1997, the minority interest percentage is approximately 13.2%. On a pro forma basis, giving effect to the NHP Merger and the NHP Reorganization, as of December 31, 1997, the minority interest percentage is approximately 11.7%.

(DD) The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

     Increase in interest expense                      $    33
                                                       -------
                                                       -------
     Income before minority interest in Operating
     Partnership                                        40,808
     Minority interest in Operating Partnership         (2,448)
                                                       -------
     Net income                                        $38,360
                                                       -------
                                                       -------
     Net income attributable to common stockholders    $18,428
                                                       -------
                                                       -------
     Basic net income common per share                   $0.46
                                                       -------
                                                       -------
     Diluted net income common per share                 $0.46
                                                       -------
                                                       -------

(EE) Represents the net income allocated to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C 9% Cumulative Preferred Stock, and the AIMCO Class D 8.75% Cumulative Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(FF) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $5,676, plus the elimination of intercompany interest expense of $4,750. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the NHP Merger and the NHP Reorganization as if these transactions had occurred as of January 1, 1997.

                                                                 REORGANIZATION
                                                 HISTORICAL (I)  ADJUSTMENTS (II)  PRO FORMA
                                                ---------------  ----------------  ---------
 Rental and other property revenues                 $ 6,194        $ 6,371  (iii)   $ 12,565
 Property operating expenses                         (3,355)        (3,531) (iii)     (6,886)
 Owned property management expense                     (147)          (478) (iii)       (625)
                                                    -------        -------          --------

 Income from property operations before
  depreciation                                        2,692          2,362             5,054

 Depreciation                                        (1,038)          (767) (iii)     (1,805)
                                                    -------        -------          --------
 Income from property operations                      1,654          1,595             3,249
                                                    -------        -------          --------

 Management fees and other income                    23,776         41,992  (iv)      65,768
 Management and other expenses                      (11,733)       (20,403) (iv)     (32,136)
 Depreciation and amortization                       (3,726)        (4,017) (iv)      (7,743)
                                                    -------        -------          --------

 Income from service company business                 8,317         17,572            25,889
                                                    -------        -------          --------
 General and administrative expense                       -         (6,573) (iv)      (6,573)
 Interest expense                                    (6,058)        (5,849) (v)      (11,907)
 Interest income                                      1,001           (148) (iv)         853
 Minority interest in other partnerships             (2,819)         2,198  (vii)       (621)
 Equity in losses of unconsolidated partnerships     (1,028)         1,028  (vi)           -
 Equity in earnings of unconsolidated subsidiaries    2,943         (2,943) (vi)           -
                                                    -------        -------          --------

 Income from operations                               4,010          6,880            10,890

 Income tax provision                                (1,902)        (3,013) (viii)    (4,915)
                                                    -------        -------          --------

 Income before discontinued operations                2,108          3,867             5,975

 Discontinued operations                                206           (206) (vi)           -
                                                    -------        -------          --------

 Net income                                         $ 2,314        $ 3,661          $ 5,975
                                                    -------        -------          --------
                                                    -------        -------          --------

Income attributable to preferred shareholders       $ 2,198        $ 3,478          $ 5,676
                                                    -------        -------          --------
                                                    -------        -------          --------
Income attributable to common shareholders            $ 116         $  183           $   299
                                                    -------        -------          --------
                                                    -------        -------          --------

(i) Represents the historical results of operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997.

(ii) Represents adjustments related to the NHP Reorganization, which includes the sale or contribution of 14 properties containing 2,725 apartment units from the unconsolidated partnerships to the Unconsolidated Subsidiaries, as well as the sale or contribution of 12 properties containing 2,905 apartment units from the Unconsolidated Subsidiaries to the unconsolidated partnerships.

(iii) Represents adjustments for the historical results of operations of the 14 real estate properties contributed or sold to the Unconsolidated Subsidiaries, offset by the historical results of operations of the 12 real estate properties contributed or sold to the Unconsolidated Partnership, with additional depreciation recorded related to AIMCO's new basis resulting from the allocation of purchase price of NHP and the NHP Real Estate Companies.

(iv) Represents adjustments to reflect income and expenses associated with certain assets and liabilities of NHP contributed or sold to the Unconsolidated Subsidiaries.

(v) Represents adjustments of $6,058 to reverse the historical interest expense of the Unconsolidated Subsidiaries, which resulted from its original purchase of NHP Common Stock, offset by $2,622 related to the contribution or sale of the 14 real estate properties, $4,285 related to assets and liabilities transferred from NHP to the Unconsolidated Subsidiaries and $5,000 related to a note payable to AIMCO.

(vi) Represents the reversal of the historical equity pickup of NHP for the period in which NHP was not consolidated by the Unconsolidated Subsidiaries.

(vii) Represents the minority interest in the operations of the 14 real estate properties.

(viii) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated Subsidiaries, excluding amortization of goodwill which is not deductible for tax purposes.

                         PRO FORMA FINANCIAL INFORMATION OF
                    APARTMENT INVESTMENT AND MANAGEMENT COMPANY
                               (AMBASSADOR MERGER)

INTRODUCTION

     On December 23, 1997, AIMCO and Ambassador entered into, and as of March 11, 1998, supplemented, the Merger Agreement. Pursuant to the Merger Agreement, Ambassador will be merged with and into AIMCO with AIMCO as the surviving corporation. The Merger will become effective at the Effective Time. Upon consummation of the Merger, each outstanding share of Ambassador Common Stock, other than Ambassador Common Stock held by Ambassador or AIMCO, will be converted into the right to receive that number of shares of AIMCO Common Stock equal to the quotient (rounded to the nearest 1/1000) (the "Conversation Ratio") determined by dividing $21.00 by the AIMCO Index Price (as defined below). The term "AIMCO Index Price" means the aggregate of the average of the high and low sales prices of AIMCO Common Stock, as reported on the NYSE, on each of the twenty consecutive NYSE trading days ending on the fifth NYSE trading day immediately preceding the Effective Time, divided by 20. Notwithstanding the foregoing, if the Conversion Ratio calculated pursuant to the foregoing is greater than 0.583, then, at AIMCO's option, the Conversion Ratio to be used shall be either the Conversion Ratio as calculated pursuant to the foregoing or 0.583 (so long as the merger would continue to qualify as a reorganization under Section 368(a) of the Code).
If AIMCO opts for the Conversion Ratio to equal 0.583, then, in addition to
0.583 shares of AIMCO Common Stock, AIMCO will pay to each holder of Ambassador Common Stock, for each share of Ambassador Common Stock held by such shareholder, an amount in cash equal to (i) $21.00 minus (ii) the product of the AIMCO Index Price and 0.583. In lieu of any fractional shares of AIMCO Common Stock, each holder of Ambassador Common Stock who would otherwise be entitled to receive such fractional shares will be paid cash equal to the product of such fractional shares and the AIMCO Index Price. The Merger is subject to a number of conditions, including the approval of the stockholders of Ambassador.

             PRO FORMA FINANCIAL INFORMATION (AMBASSADOR MERGER)


          The following Pro Forma Consolidated Balance Sheet (Ambassador Merger) of AIMCO as of December 31, 1997 has been prepared as if each of the following transactions had occurred as of December 31, 1997: (i) the sale of 4,200,000 shares of Class D 8.75% Cumulative Preferred Stock for net proceeds of $101.5 million (the "1998 Stock Offering") and (ii) the Ambassador Merger.

          The following Pro Forma Consolidated Statement of Operations (Ambassador Merger) of AIMCO for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) the acquisition of an aggregate of 6,930,122 shares of common stock ("NHP Common Stock") of NHP ("the NHP Stock Purchase"); (ii) the purchase of a group of companies (the "NHP Real Estate Companies") affiliated with NHP that hold general and limited partnership interests in partnerships (the "NHP Partnerships") that own 534 conventional and affordable multifamily apartment properties (the "NHP Properties") containing 87,659 units, a captive insurance subsidiary and certain related assets (the "NHP Real Estate Acquisition"); (iii) the acquisition of (a) 45 properties for aggregate purchase consideration of $467.3 million, of which $55.9 million was paid in the form of 1.9 million limited partnership units ("OP Units") in the AIMCO Operating Partnership (b) partnership interests through tender offers in certain partnerships for consideration of $34.2 million in cash and OP Units valued at $7.3 million ((a) and (b) together are the "1997 Property Acquisitions") and (c) 886,600 shares of common stock of Ambassador Apartments, Inc. for consideration of $19.9 million (collectively, the "1997 Acquisitions"); (iv) the sale of (a) approximately 16,367,000 shares of AIMCO Common

Stock for aggregate net proceeds of $513.4 million; (b) 750,000 shares of Class B Preferred Stock for net proceeds of $75 million; and (c) 2,400,000 shares of Class C 9% Cumulative Preferred Stock for net proceeds of $58.1 million (collectively, the "1997 Stock Offerings"); (v) the sale of five real estate properties (the "1997 Dispositions"); (vi) the 1998 Stock Offering; and (vii) the Ambassador Merger.

          The following Pro Forma Financial Information (Ambassador Merger) is based, in part, on the following historical financial statements, which have been previously filed by AIMCO or are incorporated by reference in this Current Report on form 8-K: (i) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (iii) the unaudited Consolidated Financial Statements of NHP for the nine months ended September 30, 1997; (iv) the unaudited Combined Financial Statements of the NHP Real Estate Companies for the three months ended March 31, 1997; (v) the unaudited Financial Statements of NHP Southwest Partners, L.P. for the three months ended March 31, 1997; (vi) the unaudited Combined Financial Statements of the NHP New LP Entities for the three months ended March 31, 1997; (vii) the unaudited Combined Financial Statements of the NHP Borrower Entities for the three months ended March 31, 1997; (viii) the unaudited Historical Summaries of Gross Income and Certain Expenses of The Bay Club at Aventura for the three months ended March 31, 1997; (ix) the unaudited Historical Summary of Gross Income and Direct Operating Expenses of Morton Towers for the six months ended June 30, 1997; (x) the unaudited Combined Statement of Revenues and Certain Expenses of the Thirty-Five Acquisition Properties for the six months ended June 30, 1997; (xi) the unaudited Statement of Revenues and Certain Expenses of First Alexandria Associates, a Limited Partnership for the nine months ended September 30, 1997; (xii) the unaudited Statement of Revenues and Certain Expenses of Country Lakes Associates Two, a Limited Partnership for the nine months ended September 30, 1997; (xiii) the unaudited Statement of Revenues and Certain Expenses of Point West Limited Partnership for the nine months ended September 30, 1997; and (xiv) the unaudited Statement of Revenues and Certain Expenses for The Oak Park Partnership for the nine months ended September 30, 1997. The following Pro Forma Financial Information (Ambassador Merger) should be read in conjunction with such financial statements and the notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

          The unaudited Pro Forma Financial Information (Ambassador Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of Ambassador and NHP are adjusted to estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair value.
 Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Ambassador Merger) may differ from the amounts ultimately determined.

          The following unaudited Pro Forma Financial Information (Ambassador Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                     APARTMENT INVESTMENT AND MANAGEMENT COMPANY
         PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (AMBASSADOR MERGER)
                                As of December 31, 1997
                           (In thousands, except share data)

                                                 COMPLETED
                                                TRANSACTIONS                                AMBASSADOR             AMBASSADOR
                                                    FILED            AMBASSADOR           PURCHASE PRICE              PRO
                                                  PRO FORMA    (A)   HISTORICAL     (B)    ALLOCATIONS     (C)       FORMA
                                                 ------------------------------------------------------------------------------
ASSETS
Real estate                                        $1,503,922        $    499,435           $    169,387  (D)      $2,172,744
Property held for sale                                  6,284                -                      -                   6,284
Investments in securities                              22,144                -                   (18,311) (E)           3,833
Investments in and notes receivable from
  unconsolidated subsidiaries                          84,459                -                      -                  84,459 (P)
Investments in and notes receivable from
  unconsolidated real estate partnerships             212,150               1,243                  1,257   (F)        214,650
Cash and cash equivalents                              85,481               4,448                (48,393)  (G)         41,536
Restricted cash                                        24,229              30,838                   -                  55,067
Accounts receivable                                    28,656               1,586                   -                  30,242
Deferred financing costs                               12,793              15,404                   (412)  (H)         27,785
Goodwill                                              125,239                -                      -                 125,239
Other assets                                           43,546               4,222                   (308)  (I)         47,460
                                                   ----------        ------------           ------------           ----------
                                                   $2,148,903        $    557,176           $    103,220           $2,809,299
                                                   ----------        ------------           ------------           ----------
                                                   ----------        ------------           ------------           ----------
LIABILITIES AND SHAREHOLDERS' EQUITY
Secured notes payable                              $  681,421        $     37,292           $       -              $  718,713
Secured tax-exempt bond financing                      74,010             313,097                   -                 387,107
Secured short-term financing                             -                 35,250                (20,993)  (J)         14,257
Unsecured short-term financing                           -                  2,010                 (2,010)  (J)           -
Accounts payable, accrued and other
  liabilities                                          88,170               6,596                 33,800   (C)        128,566
Security deposits and deferred income                  10,213               2,480                   -                  12,693
                                                   ----------        ------------           ------------           ----------
                                                      853,814             396,725                 10,797            1,261,336

Minority interest in other partnerships                36,335              19,028                (19,028)  (G)         36,335
Minority interest in Operating Partnership            111,962               9,243                  9,559   (K)        130,764

Class A common stock, $.01 par value                      403                 106                    (42)  (L)            467
Class B common stock, $.01 par value                        2                -                      -                       2
Class A Senior Cumulative Covertible
  Preferred Stock, $.01 par value                        -                 24,132                (24,132)  (M)           -
Class B Cumulative Covertible Preferred
  Stock, $.01 par value                                75,000                -                      -                  75,000
Class C Cumulative Preferred Stock,
  $.01 par value                                       60,000                -                      -                  60,000
Class D Cumulative Preferred Stock,
  $.01 par value                                      105,000                -                      -                 105,000
Additional paid in capital                            974,093             147,414                 85,024   (N)      1,206,531
Notes receivable on common stock
  purchases                                           (35,095)               -                      -                 (35,095)
Distributions in excess of earnings                   (30,928)            (39,472)                39,472   (O)        (30,928)
Unrealized gain on investments                         (1,683)               -                     1,570   (E)           (113)
                                                   ----------        ------------           ------------           ----------
                                                    1,146,792             132,180                101,892            1,380,864
                                                   ----------        ------------           ------------           ----------

                                                   $2,148,903        $    557,176       $        103,220           $2,809,299
                                                   ----------        ------------           ------------           ----------
                                                   ----------        ------------           ------------           ----------


(A) Represents AIMCO's pro forma consolidated financial position before giving credit to the Ambassador Merger.

(B) Represents the audited consolidated financial position of Ambassador as of December 31, 1997.

          Certain reclassifications have been made to Ambassador's historical balance sheet to conform to AIMCO's balance sheet presentation.

(C) Represents adjustments to record the Ambassador Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $727,100 assuming a market value of $36.00 per share of AIMCO's Common Stock, as follows:

          Issuance of 6,422,871 shares of AIMCO Common Stock
              based on the Conversion Ratio of 0.583 in exchange for
              11,016,931 shares of Ambassador Common Stock, which
              includes 1,351,351 shares of Ambassador Common Stock
              resulting from the conversion of Ambassador Preferred
              Stock.......................................................  $ 231,223
          Cost of 886,600 shares of Ambassador Common Stock in
              August 1997.................................................     19,881
          Issuance of 521,970 units of AIMCO Properties, L.P. based
              on the Conversion Ratio of 0.583 in exchange for 895,318
              units of Ambassador Apartments, L.P. .......................     18,802
          Consideration related to the conversion of Ambassador stock
              options to AIMCO stock options..............................      1,279
          Assumption of Ambassador's liabilities..........................    396,725
          Redemption of limited partnership interests not owned by
              Ambassador in Jupiter-I, L.P. and Jupiter-II, L.P...........     25,390
          Ambassador Merger costs (see calculation below).................     33,800
                                                                            ---------
                                                                            $ 727,100
                                                                            ---------
                                                                            ---------

          The following is a calculation of the estimated fees and other expenses related to the Ambassador Merger:

          Transfer and prepayment fees....................................  $  20,800
          Expected change of control/noncompete costs.....................      6,100
          Legal fees......................................................      2,000
          Investment banking fees.........................................      3,200
          Other professional fees, including printing.....................      1,700
                                                                            ---------
                                                                            $  33,800
                                                                            ---------
                                                                            ---------

(D) Represents the adjustment to record Ambassador's real estate assets, net, to estimated fair value.

(E) Represents the elimination of AIMCO's previous investment in Ambassador, which was marked-to-market as of December 31, 1997 in accordance with the provisions of Statement of Financial Accounting Standard No. 115, Accounting For Certain Investments In Debt And Equity Securities.

(F) Represents the adjustment to record Ambassador's investment in unconsolidated partnerships to estimated fair value.

(G) Represents (i) repayment of $37,260 of Ambassador's revolving lines of credit upon consummation of the Ambassador Merger according to the terms of the Ambassador Merger Agreement, and (ii) partial redemption of limited partnership interests not owned by Ambassador in Jupiter-I, L.P. and Jupiter-II, L.P. in the amount of $11,133 (the remaining distribution of $14,257 was funded through AIMCO's Credit Facility) representing the limited partners' initial contributions of $23,000, less previous distributions of $3,972 (together, represents current balance of $19,028) plus a preferred return of $6,362 (which includes amounts previously distributed).

(H) Represents the elimination of the deferred loan costs related to Ambassador's revolving lines of credit in connection with the repayment upon consummation of the Ambassador Merger.

(I) Represents the elimination of deferred lease costs in connection with the Ambassador Merger.

(J) Represents payoff of Ambassador's revolving lines of credit of $35,250, offset by borrowings of $14,257 to redeem the remaining limited partnership interests not owned by Ambassador of Jupiter-I, L.P. and Jupiter-II, L.P.

(K) Represents the estimated increase in Minority Interest in Operating Partnership based upon AIMCO's purchase price per limited partnership interest in Ambassador Apartments, L.P. ("Ambassador OP Unit") and the adjustment to eliminate the basis of Ambassador's Minority Interest in Operating Partnership:

         Purchase price of minority interest in Ambassador
               Operating Partnership (see Note C)........................  $  18,802
         Less:  historical basis of minority interest in Ambassador
               Operating Partnership.....................................     (9,243)
                                                                           ---------
         Adjustment to record fair value of limited partnership
               Interests in AIMCO Operating Partnership
               ("AIMCO OP Units") issued in exchange for
               Ambassador OP Units.......................................  $   9,559
                                                                           ---------
                                                                           ---------

 (L) Represents the elimination of Ambassador's Common Stock at $.01 par value ($106) net of the issuance of AIMCO Common Stock at $.01 par value ($64) (see Note N).

(M) Represents the elimination of Ambassador's Preferred Stock as a result of its redemption or conversion in connection with the Ambassador Merger.

(N)      Represents the increase to paid-in capital to reflect the following:

         Issuance of 6,422,871 shares of AIMCO Common Stock at


              $36.00 per share............................................  $ 231,223
          Less:  Par value of AIMCO Common Stock Issued                           (64)
              Ambassador's historical paid-in-capital.....................   (147,414)
          Consideration related to the conversion of Ambassador
              stock options to AIMCO stock options........................      1,279
                                                                            ---------
                                                                            $  85,024
                                                                            ---------
                                                                            ---------

(O) Represents the elimination of Ambassador's distributions in excess of accumulated earnings, as a result of the Ambassador Merger.

(P) Amount represents notes receivable from the unconsolidated subsidiaries of $50,000 and equity in the unconsolidated subsidiaries of $34,459. The combined historical balance sheet of the unconsolidated subsidiaries as of December 31, 1997 is presented below. There were no pro forma adjustments to the balance sheet as of December 31, 1997.

                                                                 COMPLETED TRANSACTIONS
                                                                      PRO FORMA
                                                                   -------------------
ASSETS
Real estate                                                              $ 23,317
Cash and cash equivalents                                                   5,261
Restricted cash                                                             1,896
Management contracts                                                       51,441
Accounts receivable                                                         5,627
Deferred financing costs                                                      477
Goodwill                                                                   43,523
Other assets                                                               13,313
                                                                         --------

                                                                         $144,855
                                                                         --------
                                                                         --------
LIABILITIES AND SHAREHOLDERS' EQUITY
Secured notes payable                                                    $ 25,301
Secured short-term financing                                               50,000
Accounts payable, accrued and other
  liabilities                                                              20,978
Security deposits and deferred income                                       3,013
Deferred tax liability                                                      9,178
                                                                         --------
                                                                          108,470

Common stock                                                                2,071
Preferred stock                                                            34,459
Retained earnings                                                             (26)
Notes receivable on common stock
  purchases                                                                  (119)
                                                                         --------

                                                                           36,385
                                                                         --------

                                                                         $144,855
                                                                         --------
                                                                         --------

                APARTMENT INVESTMENT AND MANAGEMENT COMPANY
      PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (AMBASSADOR MERGER)
                      For the Year Ended December 31, 1997
                      (in thousands, except per share data)

                                                              COMPLETED
                                                             TRANSACTIONS
                                                              PREVIOUSLY                       AMBASSADOR      AMBASSADOR
                                                                FILED        AMBASSADOR     PURCHASE PRICE       PRO
                                                              PRO FORMA (A)  HISTORICAL (B)   ADJUSTMENTS   (C)  FORMA
                                                              -----------------------------------------------------------
 Rental and other property revenues                           $ 284,174       $ 93,329                -          $ 377,503
 Property operating expenses                                   (121,274)       (36,088)               -           (157,362)
 Owned property management expense                              (10,002)          -                   -            (10,002)
                                                              ---------       --------           ------          ---------

 Income from property operations before depreciation            152,898         57,241                -            210,139

 Depreciation                                                   (55,542)       (18,979)          (4,430)  (D)      (78,951)
                                                              ---------       --------           ------          ---------

 Income from property operations                                 97,356         38,262           (4,430)           131,188
                                                              ---------       --------           ------          ---------

 Management fees and other income                                21,750              -                -             21,750
 Management and other expenses                                  (15,304)             -                -            (15,304)
 Corporate overhead allocation                                     (588)             -                -               (588)
 Amortization                                                    (7,201)             -                -             (7,201)
                                                              ---------       --------           ------          ---------

 Income from service company business                            (1,343)             -                -             (1,343)

 Minority interest in service company business                      (10)             -                -                (10)
                                                              ---------       --------           ------          ---------

 Company's share of income from service company busines          (1,353)             -                -             (1,353)
                                                              ---------       --------           ------          ---------

 General and administrative expenses                             (6,421)        (7,392)           7,392  (E)        (6,421)
 Interest expense                                               (61,084)       (26,987)           2,593  (F)       (85,478)  (J)
 Interest income                                                 10,576              -                -             10,576
 Minority interest in other partnerships                          1,803           (851)             851  (G)         1,803
 Equity in losses of unconsolidated partnerships                (10,462)           405                -            (10,057)
 Equity in earnings of unconsolidated subsidiaries               10,426              -                -             10,426   (L)
                                                              ---------       --------           ------          ---------

 Income from operations                                          40,841          3,437            6,406             50,684

 Income tax provision                                                 -              -                -                  -
 Gain on sale of property                                             -              -                -                  -
                                                              ---------       --------           ------          ---------

 Income before extraordinary item and minority interest in
   Operating partnership                                         40,841          3,437            6,406             50,684

 Extraordinary item-early extinguishment of debt                      -              -                -                  -
                                                              ---------       --------           ------          ---------

 Net income before minority interest in Operating Partnership    40,841          3,437            6,406             50,684

 Minority interest in Operating Partnership                      (2,452)          (386)            (598) (H)        (3,436)
                                                              ---------       --------           ------          ---------

 Net Income                                                   $  38,389        $ 3,051          $ 5,808          $  47,248   (J)
                                                              ---------       --------          -------          ---------
                                                              ---------       --------          -------          ---------
 Income attributable to preferred shareholders                $  19,932        $2,296           $(2,296) (I)     $  19,932   (K)

                                                              ---------       --------          -------          ---------
                                                              ---------       --------          -------          ---------
 Income attributable to common shareholders                   $  18,457        $  755           $ 8,104          $  27,316   (J)
                                                              ---------       --------           ------          ---------
                                                              ---------       --------           ------          ---------

 Basic earnings per common share                                 $ 0.46                                              $0.59   (J)
                                                              ---------                                          ---------
                                                              ---------                                          ---------
 Diluted earnings per common share                               $ 0.46                                              $0.58   (J)
                                                              ---------                                          ---------
                                                              ---------                                          ---------

 Weighted average number of common shares outstanding            40,106                                             46,529
                                                              ---------                                          ---------
                                                              ---------                                          ---------
 Weighted average number of common shares and common share
 equivalents outstanding                                         40,487                                             46,910
                                                              ---------                                          ---------
                                                              ---------                                          ---------

(A) Represents AIMCO's pro forma consolidated results of operations before giving expense to the Ambassador Merger.

(B) Represents the audited historical statement of operations of Ambassador for the year ended December 31, 1997. Certain reclassifications have been made to

         Ambassador's Historical Statement of Operations to conform to AIMCO's Statement of Operations presentation. The Ambassador Historical Statement of Operations excludes extraordinary loss of $1,384 and a loss on sale of an interest rate cap of $509.

(C) Represents the following adjustments occurring as a result of the Ambassador Merger: (i) the incremental depreciation of the purchase price adjustment related to real estate; (ii) the reduction in personnel costs, primarily severance costs, pursuant to a restructuring plan; (iii) the amortization of goodwill resulting from the Ambassador Merger; (iv) the reduction in interest expense resulting from the net reduction of debt; and (v) the elimination of the minority interest associated with Jupiter I, L.P. and Jupiter II, L.P.

(D) Represents incremental depreciation related to the real estate assets purchased in connection with the Ambassador Merger. Buildings and improvements are depreciated on the straight-line method over a period of 30 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(E) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Ambassador Merger, as follows:

             Duplication of public company expenses..............      $    724
             Reduction in salaries and benefits..................         4,197
             Merger related costs................................           524
             Other...............................................         1,947
                                                                       --------
                                                                       $  7,392
                                                                       --------
                                                                       --------

         The reduction in salaries and benefits is pursuant to a restructuring plan, approved by AIMCO senior management, assuming that the Ambassador Merger had occurred on January 1, 1997 and that the restructuring plan was completed on January 1, 1997. The restructuring plan specifically identifies all significant actions to be taken to complete the restructuring plan, including the reduction of personnel, job functions, location and date of completion.

(F) Represents the decrease in interest expense of $3,612 related to the repayment of the Ambassador revolving lines of credit upon consummation of the Ambassador Merger, offset by an increase in interest expense of $1,019 related to borrowings to redeem the remaining limited partnership interests not owned by Ambassador in Jupiter-I, L.P. and Jupiter-II, L.P.

(G) Represents elimination of minority interest in Jupiter-I, L.P. and Jupiter-II, L.P. resulting from the redemption of limited partnership interests not owned by Ambassador in connection with the Ambassador Merger.

(H) Represents adjustments to Minority Interest in Operating Partnership assuming the Ambassador Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the Ambassador Merger, as of December 31, 1997, the minority interest percentage is approximately 11.7%. On a pro forma basis, giving effect to the Ambassador Merger, as of December 31, 1997, the minority interest percentage is approximately 11.2%.

(I) Represents the elimination of the preferred stock dividends of Ambassador upon the conversion of the preferred stock to Ambassador Common Stock.

(J) The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:

            Increase in interest expense                             $      69
                                                                     ---------
                                                                     ---------
            Income before minority interest in Operating Partnership    50,615
            Minority interest in Operating Partnership                  (3,428)
                                                                     ---------
            Net income                                               $  47,187
                                                                     ---------
                                                                     ---------
            Net income attributable to common stockholders           $  27,255
                                                                     ---------
                                                                     ---------
            Basic earnings per common share                              $0.59
                                                                     ---------
                                                                     ---------
            Diluted earnings per common share                            $0.58
                                                                     ---------
                                                                     ---------

(K) Represents the net income attributable to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C 9% Cumulative Preferred Stock, and the AIMCO Class D 8.75% Cumulative Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(L) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $5,676, plus the elimination of intercompany interest expense of $4,750. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the Ambassador Merger, the NHP Merger and the NHP Reorganization as if these transactions had occurred as of January 1, 1997.

                                                           COMPLETED TRANSACTION
                                                                PRO FORMA
                                                           -------------------
 Rental and other property revenues                             $ 12,565
 Property operating expenses                                      (6,886)
 Owned property management expense                                  (625)
                                                                --------

 Income from property operations before depreciation               5,054

 Depreciation                                                     (1,805)
                                                                --------

 Income from property operations                                   3,249

 Management fees and other income                                 65,768
 Management and other expenses                                   (32,136)
 Depreciation and amortization                                    (7,743)
                                                                --------

 Income from service company business                             25,889
                                                                --------


 General and administrative expenses                              (6,573)
 Interest expense                                                (11,907)
 Interest income                                                     853
 Minority interest in other partnerships                            (621)
                                                                --------

 Income from operations                                           10,890

 Income tax provision                                             (4,915)
                                                                --------

 Net income                                                     $  5,975
                                                                --------
                                                                --------

Income attributable to preferred stockholders                   $  5,676
                                                                --------
Income attributable to common stockholders                      $    299
                                                                --------
                                                                --------

                     PRO FORMA FINANCIAL INFORMATION OF
         APARTMENT INVESTMENT AND MANAGEMENT COMPANY (INSIGNIA MERGER)

INTRODUCTION

     On March 17, 1998, AIMCO entered into an Agreement and Plan of Merger (the "Insignia Merger Agreement") with Insignia Financial Group, Inc. ("Insignia") pursuant to which Insignia will be merged with and into AIMCO with AIMCO as the survivor (with the spin-off and purchase of 25% of Insignia Properties Trust ("IPT") as discussed below, the "Insignia Merger"). The Insignia Merger Agreement provides that prior to the Insignia Merger, Insignia will spin-off to its stockholders all assets related to its U.S. and international commercial real estate business, its New York-based cooperative and condominium management company, its single-family home brokerage operations and other select holdings. Pursuant to an Indemnification Agreement entered into in connection with the Insignia Merger Agreement (the "Insignia Indemnification Agreement"), the spun off company ("SpinCo") will provide indemnification for certain liabilities arising under the Insignia Merger Agreement.

In the Insignia Merger the common stock, par value $0.01 per share, of Insignia ("Insignia Common Stock") will be converted, assuming the stockholders of AIMCO and Insignia approve the Insignia Merger, into the right to receive an aggregate of approximately $303 million of Series E Preferred Stock, par value $0.01 per share, of AIMCO ("Series E Preferred Stock"). In addition to receiving the same dividends as holders of AIMCO Common Stock, holders of Series E Preferred Stock will be entitled to a preferred dividend of $50 million in the aggregate, and when the preferred dividend is paid, the Series E Preferred stock will automatically convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any. In addition, AIMCO will assume approximately $307 million in outstanding indebtedness and other liabilities and will assume approximately $150 million of 6 1/2% Trust Convertible Preferred Securities issued by Insignia Financing I, a subsidiary of Insignia (the "TOPRs"), for a total transaction value of approximately $811 million. Also, the Insignia Merger Agreement provides that AIMCO is required to propose to acquire (by merger) the outstanding shares of beneficial interest in Insignia Properties Trust, a Maryland real estate investment trust ("IPT"), at a price of at least $13.25 per IPT share and use its reasonable best efforts to consummate the transaction after the closing of the Insignia Merger, but not earlier than August 15, 1998. IPT is an approximately 75% owned subsidiary of Insignia; the 25% of the shares of IPT not owned by Insignia are valued at an aggregate of approximately $100 million, assuming a value of $13.25 per share. If the Insignia Merger is consummated, AIMCO will assume property management of approximately 192,000 multifamily units which consist of general and limited partnership investments in 115,000 units and third party management of 77,000 units for aggregate consideration of approximately $911 million. Insignia's approximately 75%-owned real estate investment trust subsidiary, Insignia Properties Trust, owns a 32% weighted average general and limited partnership interest in approximately 51,000 units.

              PRO FORMA FINANCIAL INFORMATION (INSIGNIA MERGER)

     The following Pro Forma Consolidated Balance Sheet (Insignia Merger) of AIMCO as of December 31, 1997 has been prepared as if each of the following transactions had occurred as of December 31, 1997:(i) all the transactions discussed in the Pro Forma Financial Statements (Ambassador Merger); (ii) the Insignia Merger; and (iii) the transfer of certain assets and liabilities of Insignia to the Unconsolidated Subsidiaries (the "Insignia Reorganization").

The following Pro Forma Consolidated Statement of Operations (Insignia Merger) of AIMCO for the year ended December 31, 1997 has been prepared as if each of the following transactions had occurred as of January 1, 1997: (i) all the transactions discussed in the Pro Forma Financial Statements (Ambassador Merger); (ii) the Insignia Merger; and (iii) the Insignia Reorganization.

The following Pro Forma Financial Information (Insignia Merger) is based, in part, on the audited Consolidated Financial Statements of Insignia for the year ended December 31, 1997. The following Pro Forma Financial Information (Insignia Merger) is also based, in part, on the Pro Forma Financial Information (Ambassador Merger) of AIMCO. Such pro forma information is based in part upon: (i) the audited Consolidated Financial Statements of Ambassador for the year ended December 31, 1997; (ii) the audited Consolidated Financial Statements of AIMCO for the year ended December 31, 1997; and (iii) the historical financial statements of certain properties and companies acquired by AIMCO filed in AIMCO's Current Reports on Form 8-K, dated April 16, 1997, May 5, 1997, June 3, 1997, September 19, 1997, October 15, 1997, December 1, 1997, and December 23, 1997. The following Pro Forma Financial Information (Insignia Merger) should be read in conjunction with such financial statements and notes thereto. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

     The unaudited Pro Forma Financial Information (Insignia Merger) has been prepared using the purchase method of accounting whereby the assets and liabilities of Insignia, Ambassador, and NHP are adjusted to estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained. The allocations of purchase costs are subject to final determination based upon estimates and other evaluations of fair value. Therefore, the allocations reflected in the following unaudited Pro Forma Financial Information (Insignia Merger) may differ from the amounts ultimately determined.

     The unaudited Pro Forma Financial Information (Insignia Merger) has been prepared under the assumption that the AIMCO stockholders approved the issuance of the Series E Preferred Stock, the Series E Preferred Stock has been converted to AIMCO Common Stock, and AIMCO purchased the remaining 25% interest in IPT not owned by Insignia.

     If the stockholders of AIMCO do not approve the Insignia Merger, the Insignia Merger may nonetheless be consummated. However, instead of receiving $303 million in Series E Preferred Stock, holders of Insignia Common Stock would receive approximately $203 million in Series E Preferred Stock, and $100 million in Series F Preferred Stock, par value $0.01 per share of AIMCO ("Series F Preferred Stock"). In either case, holders of Series E Preferred Stock would be entitled to a preferred dividend of $50 million. Holders of Series F Preferred Stock will be entitled to receive the greater of (i) the dividends received by holders of AIMCO Common Stock and (ii) preferred distributions of 10% of the face value of the Series F Preferred Stock, with the preferred return rate escalating by 1% each year until a 15% annual return is achieved. Upon the approval by stockholders of AIMCO, the Series F Preferred Stock will convert into AIMCO Common Stock on a one-for-one basis, subject to antidilution adjustments, if any.

     The following unaudited Pro Forma Financial Information (Insignia Merger) is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations of AIMCO that would have occurred if such transactions had been completed on the dates indicated, nor does it purport to be indicative of future financial positions or results of operations. In the opinion of AIMCO's management, all material adjustments necessary to reflect the effects of these transactions have been made.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
       PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (INSIGNIA MERGER)
                            As of December 31, 1997
                       (In thousands, except share data)


                                                                                          INSIGNIA        AIMCO BEFORE
                                               AMBASSADOR      INSIGNIA                 PURCHASE PRICE      INSIGNIA
                                              PRO FORMA(A)   HISTORICAL(B)   SPINCO(C)  ALLOCATIONS (D)  REORGANIZATION(E)
                                              ------------   -------------  ----------  ---------------  -----------------
ASSETS

Real estate                                    $2,172,744      $  22,357    $   --         $ 24,799 (G)     $2,219,900
Property held for sale                              6,284          --           --             --                6,284
Investments in securities                           3,833          --           --             --                3,833
Investments in and notes receivable from
  unconsolidated subsidiaries                      84,459          --           --             --               84,459
Investments in and notes receivable from
  unconsolidated partnerships                     214,650        215,735      (22,102)      473,580 (H)        881,863
Cash and cash equivalents                          41,536         88,847       (9,250)         --              121,133
Restricted cash                                    55,067          --           --             --               55,067
Accounts receivable                                30,242        122,180     (100,816)         --               51,606
Deferred financing costs                           27,785          1,187        --             --               28,972
Goodwill                                          125,239        158,524     (138,019)       (1,570)(I)        144,174
Property management contracts                       --           147,256      (48,614)       13,407 (J)        112,049
Other assets                                       47,460         44,137      (15,319)       (1,339)(K)         74,939
                                               ----------       --------    ---------      --------         ----------
                                               $2,809,299       $800,223    $(334,120)     $508,877         $3,784,279
                                               ----------       --------    ---------      --------         ----------
                                               ----------       --------    ---------      --------         ----------

  LIABILITIES AND SHAREHOLDERS' EQUITY

Secured notes payable                          $  718,713      $  28,042    $  (3,547)     $   --           $  743,208
Secured tax-exempt bond financing                 387,107          --           --             --              387,107
Secured short-term financing                       14,257        159,662      (17,344)      243,865 (L)        400,440
Unsecured short-term financing                      --             2,000        --             --                2,000
Accounts payable, accrued and other
  liabilities                                     128,566        139,838      (95,740)        7,000 (M)        179,664
Deferred tax liability                                            24,865       (7,213)       (3,518)(N)         14,134
Security deposits and deferred income              12,693          2,296         (638)         --               14,351
                                               ----------       --------    ---------      --------         ----------

                                                1,261,336        356,703     (124,482)      247,347          1,740,904

Minority interest in other partnerships            36,335         61,546         (390)      (61,156)(O)         36,335
Minority interest in Operating Partnership        130,764          --           --             --              130,764
Company-obligated manditorily redeemable
  covertible securities of a subsidiary trust       --           144,065        --             --              144,065

Class A common stock, $.01 par value                  467            302        --             (221)(P)            548
Class B common stock, $.01 par value                    2          --           --             --                    2
Class A Senior Cumulative Convertible
  Preferred Stock, $.01 par value                   --             --           --             --                 --
Class B Cumulative Convertible Preferred
  Stock, $.01 par value                            75,000          --           --             --               75,000
Class C Cumulative Preferred Stock,
  $.01 par value                                   60,000          --           --             --               60,000
Class D Cumulative Preferred Stock,
  $.01 par value                                  105,000          --                                          105,000
Additional paid in capital                      1,206,531        201,597     (193,036)      342,705 (Q)      1,557,797
Notes receivable on common stock
  purchases                                       (35,095)         --           --                             (35,095)
Distributions in excess of earnings               (30,928)        36,010      (16,212)      (19,798)(R)        (30,928)
Unrealized gain on investments                       (113)         --           --                                (113)
                                               ----------       --------    ---------      --------         ----------
                                                1,380,864        237,909     (209,248)      332,686          1,732,211
                                               ----------       --------    ---------      --------         ----------
                                               $2,809,299       $800,223    $(334,120)     $508,877         $3,784,279
                                               ----------       --------    ---------      --------         ----------
                                               ----------       --------    ---------      --------         ----------

                                                                 INSIGNIA
                                                 INSIGNIA           PRO
                                              REORGANIZATION(F)    FORMA
                                              -----------------  --------
ASSETS

Real estate                                    $   --            $2,219,900
Property held for sale                             --                 6,284
Investments in securities                          --                 3,833
Investments in and notes receivable from
  unconsolidated subsidiaries                    13,276 (S)          97,735 (U)
Investments in and notes receivable from
  unconsolidated partnerships                      --               881,863
Cash and cash equivalents                       (11,264)(T)         109,869
Restricted cash                                    --                55,067
Accounts receivable                             (21,356)(T)          30,250
Deferred financing costs                           --                28,972
Goodwill                                           --               144,174
Property management contracts                   (77,410)(T)          34,639
Other assets                                    (14,027)(T)          60,912
                                              ---------          ----------
                                              $(110,781)         $3,673,498
                                              ---------          ----------
                                              ---------          ----------

  LIABILITIES AND SHAREHOLDERS' EQUITY
                                              $    --
Secured notes payable                              --            $  743,208
Secured tax-exempt bond financing                  --               387,107
Secured short-term financing                    (50,000)(T)         350,400
Unsecured short-term financing                     --                 2,000
Accounts payable, accrued and other
  liabilities                                   (44,989)(T)         134,675
Deferred tax liability                          (14,134)(T)            --
Security deposits and deferred income            (1,658)(T)          12,693
                                              ---------          ----------
                                               (110,781)          1,630,123

Minority interest in other partnerships            --                36,335
Minority interest in Operating Partnership         --               130,764
Company-obligated manditorily redeemable
  covertible securities of a subsidiary trust      --               144,065

Class A common stock, $.01 par value               --                   548
Class B common stock, $.01 par value               --                     2
Class A Senior Cumulative Convertible
  Preferred Stock, $.01 par value                  --                  --
Class B Cumulative Convertible Preferred
  Stock, $.01 par value                            --                75,000
Class C Cumulative Preferred Stock,
  $.01 par value                                   --                60,000
Class D Cumulative Preferred Stock,
  $.01 par value                                   --               105,000
Additional paid in capital                         --             1,557,797
Notes receivable on common stock
  purchases                                        --               (35,095)
Distributions in excess of earnings                --               (30,928)
Unrealized gain on investments                     --                  (113)
                                              ---------          ----------
                                                   --             1,732,211
                                              ---------          ----------
                                              $(110,781)         $3,673,498
                                              ---------          ----------
                                              ---------          ----------

---------------------
(A) Represents AIMCO's pro forma consolidated financial position after giving effect to the Ambassador Merger.

(B) Represents the audited consolidated financial position of Insignia as of December 31, 1997, as reported in Insignia's Annual Report on Form 10-K. Certain reclassifications have been made to Insignia's historical balance sheet to conform to AIMCO's balance sheet presentation.

(C)  Represents adjustments to give effect to the spin-off of SpinCo.

(D) Represents adjustments to record the Insignia Merger in accordance with the purchase method of accounting, based upon the assumed purchase price of $974,980, as follows:


          Issuance of 8,134,228 shares of AIMCO Series E Preferred
               Stock based on an assumed Series E Conversion
               Ratio of $37.25 per share..............................   $303,000
          Special dividend to Series E Preferred stockholders.........     50,000
          Purchase the 25% interest in IPT not owned by
               Insignia...............................................    100,000
          Assumption of Company-obligated Mandatorily Redeemable
            Convertible Securities of a subsidiary trust..............    144,065
          Consideration related to the conversion of Insignia stock
               options to AIMCO stock options.........................     48,347
          Assumption of Insignia liabilities..........................    308,434
          Deferred tax liability......................................     14,134
          Insignia Merger costs (see calculation below)...............      7,000
                                                                         --------
                                                                         $974,980
                                                                         --------
                                                                         --------


     The following is a calculation of the estimated fees and other expenses related to the Insignia Merger:


          Expected severance costs...........................       $ 2,000
          Legal fees.........................................         3,000
          Other professional fees, including printing........         2,000
                                                                    -------
                                                                    $ 7,000
                                                                    -------
                                                                    -------


(E) Represents the effects of AIMCO's purchase of Insignia immediately after the Merger. These amounts do not give effect to the Insignia Reorganization, which includes the transfer of certain assets of Insignia to the Unconsolidated Subsidiaries. The Insignia Reorganization must occur immediately after the Merger in order for AIMCO to maintain its qualification as a REIT. This column is included as an intermediate step to assist the reader in understanding the entire nature of the Insignia Merger transaction. The assets and liabilities of Insignia are adjusted to estimated fair value, based upon preliminary estimates, which are subject to change as additional information is obtained.

(F) Represents adjustments related to the Insignia Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia. AIMCO will receive preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(G) Represents the adjustment to record Insignia's consolidated real estate assets, net, to estimated fair value.

(H) Represents the adjustment to record Insignia's investment in unconsolidated partnerships to estimated fair value.

(I) Represents the consideration paid in excess of identifiable tangible assets and identifiable intangible assets, based on the preliminary valuation of tangible and intangible assets.

(J) Represents the adjustment to record Insignia's investment in property management contracts to estimated fair value.

(K) Represents the elimination of Insignia's organization costs of $4,489, offset by an adjustment of $3,150 to record Insignia's other assets to estimated fair value.

(L) Represents borrowings under AIMCO's Credit Facility and other financing to fund (i) the $50 million special dividend for the Series
     E Preferred Stock; (ii) the purchase price of the 25% of IPT not owned by Insignia for $100 million; and (iii) $93,865 related to the difference between Insignia's historical liabilities (excluding deferred tax liabilities) and $308,434. The assets related to the additional liability of $93,865 will be allocated to SpinCo upon consummation of the spin-off. As of December 31, 1997, AIMCO's maximum availability under its Credit Facility was $100 million. AIMCO expects to obtain financing with rates similar to its Credit Facility in order to pay for the amounts in excess of the availability under the Credit Facility.

(M)  Represents the liability related to the estimated Insignia Merger costs.

(N) Represents the adjustment to record deferred tax liability resulting from the differences in the fair value and tax basis of property management contracts and other assets.

(O) Represents the elimination of the 25% of IPT not owned by Insignia upon AIMCO's purchase of the remaining IPT stock.

(P)  Represents the elimination of Insignia's Common Stock at $.01 par
     value     ($302) net of the issuance of AIMCO Common Stock at $.01
     par value ($81)     (see Note Q).

(Q)  Represents the increase to paid-in capital to reflect the following:


          Issuance of 8,134,228 shares of AIMCO Common Stock at
               $37.25 per share......................................  $  303,000
          Less:  Par value of AIMCO Common Stock Issued..............         (81)
               Insignia's historical paid-in-capital.................      (8,561)
          Consideration related to the conversion of Insignia stock
               options to AIMCO stock options........................      48,347
                                                                       ----------
                                                                       $  342,705
                                                                       ----------
                                                                       ----------


(R) Represents the elimination of Insignia's retained earnings, as a result of the Insignia Merger.

(S) Represents the increase in AIMCO's investment in the Unconsolidated Subsidiaries to reflect the contribution of the equity in certain assets and liabilities to the Unconsolidated Subsidiaries.

(T) Represents certain assets and liabilities of Insignia, primarily related to the management operations of Insignia, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(U) Amount represents notes receivable from the Unconsolidated Subsidiaries of $50,000 and equity in the Unconsolidated Subsidiaries of $47,735. The combined historical balance sheet of the Unconsolidated Subsidiaries as of December 31, 1997 is presented below, which reflects the effects of the Insignia Merger and the Insignia Reorganization as if such transactions had occurred as of December 31, 1997.


                                           Ambassador       Insignia             Insignia
                                          Pro Forma(i)  Reorganization(ii)      Pro Forma
                                          ------------  ------------------      ---------
Assets

Real estate                                $ 23,317          $   --              $ 23,317
Cash and cash equivalents                     5,261            11,264 (iii)        16,525
Restricted cash                               1,896              --                 1,896
Management contracts                         51,441            77,410 (iii)       128,851
Accounts receivable                           5,627            21,356 (iii)        26,983
Deferred financing costs                        477              --                   477
Goodwill                                     43,523              --                43,523
Other assets                                 13,313            14,027 (iii)        27,340
                                           --------          --------            --------
                                           $144,855          $124,057            $268,912
                                           --------          --------            --------
                                           --------          --------            --------

Liabilities and Stockholders' Equity

Secured notes payable                      $ 25,301          $   --              $ 25,301
Secured tax-exempt bond financing              --                --                  --
Secured short-term financing                 50,000            50,000 (iii)       100,000
Unsecured short-term financing                 --                --                  --
Accounts payable, accrued and other
  liabilities                                20,978            44,989 (iii)        65,967
Security deposits and deferred income         3,013             1,658 (iii)         4,671
Deferred tax liability                        9,178            14,134 (iv)         23,312
                                           --------          --------            --------
                                            108,470           110,781             219,251

Common stock                                  2,071               699 (v)           2,770
Preferred stock                              34,459            13,276 (vi)         47,735
Retained earnings                               (26)             --                   (26)
Notes receivable on common stock
  purchases                                    (119)             (699)(v)            (818)
                                           --------          --------            --------
                                             36,385            13,276              49,661
                                           --------          --------            --------
                                           $144,855          $124,057            $268,912
                                           --------          --------            --------
                                           --------          --------            --------


---------------------
(i) Represents the Unconsolidated Subsidiaries pro forma consolidated financial position after giving effect to the Ambassador Merger

(ii) Represents adjustments related to the Insignia Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the transfer of assets valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia. AIMCO will receive preferred stock as consideration in exchange for the net assets contributed. The net deferred tax liability is assumed by the Unconsolidated Subsidiaries as it resulted from the assets and liabilities transferred to the Unconsolidated Subsidiaries.

(iii) Represents certain assets and liabilities of Insignia, primarily related to the management operations of Insignia, contributed by AIMCO to the Unconsolidated Subsidiaries, valued at AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(iv) Represents the establishment of the estimated net deferred federal and state tax liabilities at a combined rate of 40% for the estimated difference between the book and tax basis of the net assets of the Unconsolidated Subsidiaries. The primary component of the deferred tax liability is the difference between the new basis of the property management contracts, as a result of the allocation of the purchase price of Insignia, and the historical tax basis.

(v) Represents the issuance of common stock to the common stockholders of the Unconsolidated Subsidiaries in exchange for notes receivable, in order for the common stockholders to maintain their respective ownership interest in the Unconsolidated Subsidiaries.

(vi) Represents the issuance of preferred stock to AIMCO in exchange for the contribution if certain assets and liabilities of Insignia, valued at AIMCO's new basis resulting from the allocation of purchase price of Insignia.

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY
        PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (INSIGNIA MERGER)
                     For the Year Ended December 31, 1997
                    (In thousands, except per share data)


                                                                                   Insignia
                                           Ambassador     Insignia               Purchase Price     Insignia        Insignia
                                          Pro Forma(A)  Historical(B) SpinCo(C)  Adjustments(D)  Reorganization(E)  Pro Forma
                                          ------------  ------------- ---------  --------------  -----------------  ---------
Rental and other property revenues         $ 377,503      $   6,646    $    --     $    --            $   --         $ 384,149
Property operating expenses                 (157,362)        (3,251)        --          --                --          (160,613)
Owned property management expense            (10,002)          --           --          --                --           (10,002)
                                          ----------      ---------    ---------   ---------          --------       ---------

Income from property operations
  before depreciation                        210,139          3,395         --          --                --           213,534

Depreciation                                 (78,951)          (966)        --        (1,321)(F)          --           (81,238)
                                          ----------      ---------    ---------   ---------          --------       ---------

Income from property operations              131,188          2,429         --        (1,321)             --           132,296
                                          ----------      ---------    ---------   ---------          --------       ---------

Management fees and other income              21,750        389,626     (295,712)                      (73,988)(M)      41,676
Management and other expenses                (15,304)      (315,653)     256,151       3,873 (G)        47,250 (M)     (23,683)
Corporate overhead allocation                   (588)          --           --          --                --              (588)
Depreciation and amortization                 (7,201)       (31,709)      15,490     (25,196)(H)        28,922 (N)     (19,694)
                                          ----------      ---------    ---------   ---------          --------       ---------

Income from service company business          (1,343)        42,264      (24,071)    (21,323)            2,184          (2,299)

Minority interest in service company
  business                                       (10)          --           --          --                --               (10)
                                          ----------      ---------    ---------   ---------          --------       ---------

Company's share of income from service
  company business                            (1,353)        42,264      (24,071)    (21,323)            2,184          (2,299)
                                          ----------      ---------    ---------   ---------          --------       ---------

General and administrative expenses           (6,421)       (20,435)       2,644       3,700 (G)         1,779 (M)     (18,733)
Interest expense                             (85,478)        (9,353)         318     (18,166)(I)         3,725 (M)     (108,954) (Q)
Interest income                               10,576          4,571         (457)       --                --            14,690
Minority interest in other partnerships        1,803        (12,448)         (41)      2,486 (J)          --            (8,200)
Equity in losses of Unconsolidated
   Partnerships                              (10,057)        10,027         (151)    (25,357)(K)          --           (25,538)
Equity in earnings of Unconsolidated
   Subsidiaries                               10,426           --           --          --              (4,382)(O)       6,044 (S)
                                          ----------      ---------    ---------   ---------          --------       ---------

Earnings before income tax provision
   and minority interest in Operating
   Partnership                                50,684         17,055      (21,758)    (59,981)            3,306         (10,694)

Income tax provision                            --           (6,822)       8,703      (1,881)(L)          --              --
                                          ----------      ---------    ---------   ---------          --------       ---------

Net income (loss) before minority
   interest in Operating Partnership          50,684         10,233      (13,055)    (61,862)            3,306         (10,694)

Minority interest in Operating Partnership    (3,436)(P)       --           --         3,436 (P)         --              --
                                          ----------      ---------    ---------   ---------          --------       ---------

Net income (loss)                             47,248         10,233      (13,055)    (58,426)            3,306         (10,694)(Q)
Income attributable to preferred
   stockholders                               19,932           --           --          --               --             19,932 (R)
                                          ----------      ---------    ---------   ---------          --------        ---------
Income (loss) attributable to common
   stockholders                            $  27,316      $  10,233   $  (13,055)  $(58,426)           $ 3,306        $ (30,626)(Q)
                                          ----------      ---------    ---------   ---------          --------        ---------
                                          ----------      ---------    ---------   ---------          --------        ---------

Basic earnings per common share            $    0.59                                                                  $   (0.56)(Q)
                                           ---------                                                                  ---------
                                           ---------                                                                  ---------
Diluted earnings per common share          $    0.59                                                                  $   (0.56)(Q)
                                           ---------                                                                  ---------
                                           ---------                                                                  ---------
Weighted average number of common
   shares outstanding                         46,529                                                                     54,663
                                           ---------                                                                  ---------
                                           ---------                                                                  ---------
Weighted average number of common
   shares and common share equivalents        46,910                                                                     54,663
                                           ---------                                                                  ---------
                                           ---------                                                                  ---------

-------------------
(A) Represents AIMCO's pro forma consolidated results of operations after giving effect to the Ambassador Merger.

(B) Represents the audited consolidated results of operations of Insignia as of December 31, 1997, as reported in Insignia's Annual Report on Form 10-K. Certain reclassifications have been made to Insignia's historical statement of operations to conform to AIMCO's statement of operations presentation.

(C)  Represents adjustments to give effect to the spin-off of SpinCo.

(D) Represents the following adjustments occurring as a result of the Insignia Merger: (i) the incremental depreciation of the purchase price adjustment related to consolidated real estate and investments in real estate partnerships; (ii) elimination of duplicate general and administrative and property general and administrative expenses; (iii) the amortization of goodwill and property management contracts resulting from the Insignia Merger; (iv) the increase in interest expense resulting from the net increase in debt; (v) the elimination of the income tax provision; and (vi) the elimination of the minority interest associated with IPT.

(E) Represents adjustments related to the Insignia Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by Insignia, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(F) Represents incremental depreciation related to the consolidated real estate assets purchased in connection with the Insignia Merger. Buildings and improvements are depreciated on the straight-line method over a period of 20 years, and furniture and fixtures are depreciated on the straight-line method over a period of 5 years.

(G) Decrease results from identified historical costs of certain items which will be eliminated or reduced as a result of the Insignia Merger, as follows:


          Duplication of expenses................................   $ 5,245
          Other..................................................     2,328
                                                                    -------
                                                                    $ 7,573
                                                                    -------
                                                                    -------


(H) Represents incremental depreciation and amortization of the tangible and intangible assets related to the property management business of Insignia, based on AIMCO's new basis as adjusted by the allocation of the purchase price of Insignia, including amortization of property management contracts of $37,350, goodwill of $946 and depreciation of furniture, fixtures, and equipment of $3,119, less Insignia's historical depreciation and amortization of $16,219. Property management contracts are amortized using the straight-line method over a period of three years. Furniture, fixtures, and equipment are depreciated using the straight-line method over a period of three years. Goodwill is amortized using the straight-line method over 20 years. The allocation of the purchase price of Insignia is preliminary; therefore the amount and life of goodwill are subject to change as additional information is obtained and the purchase price allocation is finalized.

(I) Represents the increase in interest expense of $3,725 related to borrowings to pay the special dividend of $50 million to the Series E Preferred stockholders; $7,450 related to borrowings of $100 million to purchase the remaining stock of IPT; and (iii) $6,991 related to borrowings of $93,865 for the additional liabilities of Insignia assumed by AIMCO.

(J) Represents elimination of minority interest in IPT resulting from the purchase of the stock of IPT not owned by Insignia.

(K) Represents amortization related to the increased basis in investment in real estate partnerships, as a result of the allocation of the purchase price of Insignia, based on an estimated average life of 20 years.

(L)  Represents the reversal of Insignia's income tax provision.

(M) Represents the historical income and expenses associated with certain assets and liabilities of Insignia that were contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(N) Represents the stepped-up depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(O)  Represents AIMCO's equity in earnings of the Unconsolidated
     Subsidiaries.

(P) Represents adjustments to Minority Interest in Operating Partnership assuming the Insignia Merger had occurred as of January 1, 1997. On a pro forma basis, without giving effect to the Insignia Merger, as of December 31, 1997, the minority interest percentage is approximately 11.2%. On a pro forma basis, giving effect to the Insignia Merger, as of December 31, 1997, the minority interest percentage is approximately 9.7%.

(Q) The following table presents the net impact to pro forma net income applicable to holders of AIMCO Common Stock and net income per share of AIMCO Common Stock assuming the interest rate per annum increases by 0.25%:


     Increase in interest expense                                  $  1,078
                                                                   --------
                                                                   --------
     Income before minority interest in Operating Partnership       (11,772)
     Minority interest in Operating Partnership                          --
                                                                   --------
     Net income                                                    $(11,772)
                                                                   --------
                                                                   --------
     Net loss attributable to common stockholders                  $(31,704)
                                                                   --------
                                                                   --------
     Basic and diluted loss per common share                       $  (0.58)
                                                                   --------
                                                                   --------


(R) Represents the net income allocated to holders of the AIMCO Class B Preferred Stock, the AIMCO Class C 9% Cumulative Preferred Stock, and the AIMCO Class D 8.75% Cumulative Preferred Stock as if these stock offerings had occurred as of January 1, 1997.

(S) Represents AIMCO's equity in earnings in the Unconsolidated Subsidiaries of $1,294, plus the elimination of intercompany interest expense of $4,750. The combined Pro Forma Statement of Operations of the Unconsolidated Subsidiaries for the year ended December 31, 1997 is presented below, which represents the effects of the NHP Merger, the NHP Reorganization, the Ambassador Merger, the Insignia Merger and the Insignia Reorganization as if these transactions had occurred as of January 1, 1997.


                                                          Ambassador        Insignia         Insignia
                                                         Pro Forma(i)   Reorganization(ii)   Pro Forma
                                                         ------------   ------------------   ---------
Rental and other property revenues                       $ 12,565            $   --           $ 12,565
Property operating expenses                                (6,886)               --             (6,886)
Owned property management expense                            (625)               --               (625)
                                                         --------            --------         --------

Income from property operations before depreciation         5,054                --              5,054

Depreciation                                               (1,805)               --             (1,805)
                                                         --------            --------         --------

Income from property operations                             3,249                --              3,249
                                                         --------            --------         --------

Management fees and other income                           65,768              73,988 (iii)    139,756
Management and other expenses                             (32,136)            (47,250)(iii)    (79,386)
Depreciation and amortization                              (7,743)            (28,922)(iv)     (36,665)
                                                         --------            --------         --------

Income from service company business                       25,889              (2,184)          23,705

General and administrative expenses                        (6,573)             (1,779)(iii)     (8,352)
Interest expense                                          (11,907)             (3,725)(iii)    (15,632)
Interest income                                               853                --                853
Minority interest in other partnerships                      (621)               --               (621)
                                                         --------            --------         --------

Income from operations                                     10,890              (7,688)           3,202

Income tax provision                                       (4,915)              3,075 (v)       (1,840)
                                                         --------            --------         --------

Net income                                               $  5,975            $ (4,613)        $  1,362
                                                         --------            --------         --------
                                                         --------            --------         --------

Income attributable to preferred stockholders            $  5,676            $ (4,382)        $  1,294
                                                         --------            --------         --------
                                                         --------            --------         --------
Income attributable to common stockholders               $    299            $   (231)        $     68
                                                         --------            --------         --------
                                                         --------            --------         --------


(i) Represents the Unconsolidated Subsidiaries pro forma consolidated results of operations after giving effect to the Ambassador Merger

(ii) Represents adjustments related to the Insignia Reorganization, whereby AIMCO will contribute to the combined Unconsolidated Subsidiaries certain assets and liabilities of Insignia, primarily related to the management operations owned by Insignia. The adjustments reflect the related revenues and expenses primarily related to the management operations owned by Insignia, with additional amortization recorded related to AIMCO's new basis resulting from the allocation of the purchase price of Insignia.

(iii) Represents the historical income and expenses associated with certain assets and liabilities of Insignia that were contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(iv) Represents the stepped-up depreciation and amortization of certain management contracts and furniture, fixtures, and equipment that will be contributed to the Unconsolidated Subsidiaries, primarily related to the management operations of Insignia.

(v) Represents the estimated Federal and state tax provisions, which are calculated on the operating results of the Unconsolidated
      Subsidiaries, excluding amortization of goodwill, which is not deductible for tax purposes.